Exhibit 99.2

Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer Fourth Quarter 2004 Earnings Conference Call March 2, 2005

Agenda I. Summary of Results II. Operational Highlights by Segment A. Marine Contracting i. Shelf Contracting ii. Deepwater & Robotics iii. Well Operations B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Outlook IV. Questions & Answers 2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward- looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; as described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2003. We assume no obligation and do not intend to update these forward-looking statements. 3

Summary of Results (all amounts in thousands, except per share amounts and percentages) Fourth Quarter Fourth Quarter Third Quarter Year Ending Year Ending 2004 2003 2004 2004 2003 Revenues $162,990 $101,675 $131,987 $543,392 $396,269 Gross Profit (Before Asset Impairment Charges) 56,930 24,685 45,726 175,812 92,083 35% 24% 35% 32% 23% Asset Impairment Charges <3,900> ^ ^ <3,900> ^ Net Income 25,269 8,884 22,794 79,916 32,771 16% 9% 17% 15% 8% Diluted Earnings Per Share 0.65 0.23 0.59 2.06 0.87 EBITDA 71,810 35,956 64,227 239,263 126,867 44% 35% 49% 44% 32% 4

MARAD Construction and Other Long Term Debt Revolving Credit 5 (Amounts in Millions) 12/31/04 06/30/04 12/31/03 12/31/02 Net Debt To Book Capitalization 40% 35% 20% 10%

The Impact of Hurricane Ivan on Cal Dive Earnings Q4/04: The Uncle John, Mystic Viking and several of the Shelf vessels achieved full utilization, at good rates, on post hurricane inspection/clean up work. As expected the net benefit to CDI earnings was a positive contribution of more than $0.05 per share. Q1/05: Hurricane related work continued at a gradually reducing level through February and is largely completed at this point, except for two potentially significant subsea well P&A projects. 6

Marine Contracting (MC) Fourth Quarter Fourth Quarter Third Quarter 2004 2003 2004 Revenues $101,451 $77,697 $78,860 Gross Profit 16,152 9,794 12,509 16% 13% 16% 7 Asset Impairment Charges: During Q4, the Company decided to sell the Merlin and accordingly wrote down her book value to expected sales price. In addition, book values for two shelf assets were deemed impaired and written down to realizable value. Total pre-tax charges were $3.9 million. (Amounts reflected are before intercompany eliminations and charges for marine asset value impairments)

Marine Contracting (MC) cont. Q4/04: Overall revenue improved both sequentially and year over year mainly due to: the positive impact of Hurricane Ivan (slide 6); high procurement revenue associated with the Seawell in Norway; and better market conditions, especially for the Q4000 and Canyon (robotics). Gross profit margins improved 3% year over year but were flat sequentially due to a negative contribution from the Seawell (slide 12). Q1/05: Is usually our slowest quarter and, therefore, is when we schedule most of our necessary vessel drydocks. This year the Q4000, Mystic Viking and Seawell will be drydocked in Q2 due to ongoing work commitments. Market conditions continue to improve with vessel utilization visibility being significantly better than this stage last year. 8

MC – Shelf

Utilization

	Fourth Quarter		Third Quarter
	2004	2003	2004
	68%	43%	52%

- Utilization reached record levels for Q4 due to the positive impact of Hurricane Ivan.
- The saturation diving vessels (*Cal Divers I & II*) had a record combined gross profit for the year, which is even more impressive given the termination of the long-standing alliance with Horizon Offshore, in Q1/04.
- The positive impact of Hurricane Ivan gradually diminished during early Q1/05 and is now virtually over.
- We are expecting slightly better "non-hurricane" market conditions than last year once the Shelf season gets underway in late March. Most of the improvement should come in the surface diving sector.

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MC – Deepwater & Robotics

Utilization

	Fourth Quarter		Third Quarter
	2004	2003	2004
Deepwater Contracting	64%	74%	52%
Robotics	61%	47%	45%

- Q4/04: Although the *Uncle John* and *Mystic Viking* enjoyed full utilization from Hurricane Ivan work, the *Intrepid* and *Eclipse* were both drydocked during the period and the *Witch Queen* and *Merlin* remained coldstacked.
- The robotics group (Canyon) had a much improved quarter, largely driven by strong pipeline burial demand in the Europe/Africa/Mediterranean region.
- Q1/05 and Outlook: The *Intrepid* drydocking was completed in January and she, together with the *Uncle John*, *Mystic Viking* and *Eclipse*, have strong backlogs beyond the end of Q2.

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MC - Deepwater & Robotics cont. The Witch Queen is being reactivated in drydock and will be deployed in the Trinidad market beginning in April. We plan to contribute her to a local joint venture company, formed with a local diving company, in return for a stake in the venture. We see good prospects for the vessel and the joint venture over the medium term. The book value of the Merlin has been reduced and the vessel has been placed up for sale. In the meantime, Canyon has a larger, more capable, vessel on charter to support robotic work in the Gulf of Mexico (GOM). Canyon is also experiencing good early year demand for the Northern Canyon / T750 pipe burial spread and general robotics support services in the Africa / Mediterranean region. 11

MC - Well Operations Fourth Quarter Fourth Quarter Third Quarter 2004 2003 2004 92% 89% 73% Utilization Q4/04: The Q4000 had another good quarter for both utilization and profitability based on a mix of well intervention, construction and logistical support work. Unfortunately, the Seawell had a disappointing quarter due to the adverse impacts of shared weather risk in November, and an engine failure in December while employed on the Statoil contract in Norwegian waters. Overall the vessel had a negative contribution of over $0.03 of earnings. 12

MC - Well Operations cont. Q1/05 and Outlook: The Q4000 is booked until she is planned to enter drydock in April and she has good prospects after that. The Seawell has excellent utilization prospects for the full year, with a minimum 120 days of Statoil work being a foundation contract. The risk profile is considerably better on the Statoil work this year, as we are through the equipment preparation phase and we will not share weather downtime exposure. In general, with steeply improving drill rig rates, we are experiencing improved market conditions for new well intervention contracts. 13

Production Facilities

	Fourth Quarter		Third Quarter
	2004	2003	2004
Equity in Earnings	$3,555	$—	$3,062
Production throughput (MBOe)	2,533	—	1,876

- Q4: The equity contribution from Deepwater Gateway (*Marco Polo*) improved from Q3, due to a full period of production and no hurricane related shut-ins.
- Outlook: Although production levels from the *Marco Polo* field have proven to be disappointing, we remain on track to earn incremental tariffs from the tie back of the K2 and K2 North fields this year. We still anticipate that a significant proportion of the available oil production capacity will be taken up by year-end.

  During December we also announced the closure of our second Production Facilities transaction, the Independence Hub (see next slide).

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Production Facilities: Outlook Jointly owned (20%) with Enterprise Products Partners Project is in build phase and will be deployed in MC 920 Mechanical completion due in late 2006 First production expected in early 2007 We see good opportunities for both associated construction work and PUD acquisitions in the surrounding area. Independence HUB 15

Oil & Gas Production Fourth Quarter Fourth Quarter Third Quarter 2004 2003 2004 Revenues $66,833 $35,793 $59,999 Gross Profit 40,762 15,490 33,277 61% 43% 55% Production (BCFe): Shelf 7.1 6.9 7.7 Gunnison 2.7 0.3 2.3 Average Commodity Prices (net of hedging impact): Oil/Bbl $39.77 $27.75 $38.12 Gas/Mcf 6.83 4.94 5.82 16

Oil & Gas Production Q4: Shelf: Commodity prices remained robust in the fourth quarter with our net realized price per BCFe up 40% from the prior year and 13% over last quarter. Shelf production improved slightly (3%) over year ago levels due primarily to successful results from well exploitation efforts. The 8% decline in production from last quarter is due primarily to depletion, as expected. Natural gas made up 59% of the shelf production in the fourth quarter which compared to 56% in the fourth quarter of 2003. Gunnison: Gunnison production improved 17% over last quarter as additional wells were brought online. Natural gas made up 51% of Gunnison production in the fourth quarter. Outlook: Total production for 2004 came in just short of 40 BCFe, well within the 38 to 44 BCFe range given at the beginning of the year. Our goal is to at least remain flat and hopefully improve upon that level through continuing exploitation efforts and acquisitions. Our 2005 guidance is 40 - 45 BCFe. 17

Hedging: As of January 31, 2005 Production Period Instrument Type Average Monthly Volumes Weighted Average Price Crude Oil: January - June 2005 Swaps 20 MBbl $35.80 January - September 2005 Collars 40 MBbl $37.00 - $47.48 July - December 2005 Collars 30 MBbl $37.00 - $50.60 Natural Gas: January - June 2005 Collars 300,000 MMBtu $5.67 - $8.15 July - December 2005 Collars 225,000 MMBtu $5.00 - $9.44 18

2004 Report Card



Goals	Status
Marine Contracting	
➤ 2% Margin improvement	√
➤ Reduce Direct Cost $10 million	√
Oil & Gas	
➤ 40 BCFe of Production	√
➤ PUD acquisition in GOM	√
➤ Mature production acquisition	X
Production Facilities	
➤ One new Gateway deal	√
Financial	
➤ Flexible credit structure	√
➤ No equity dilution	√
➤ Earnings > $1.30/Share	√
Safety	
➤ TRIR below 2:00	√

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2005 Objectives Marine Contracting Revenues: $300 - 330 million Margins: 13% - 15% Oil and Gas 40 - 45 BCFe of production PUD acquisition Mature property acquisition Production Facilities Equity earnings: $22 - 27 million Start up of production from K2/K2N Identify and progress next opportunity Financial Earnings in range $2.00 - $2.70/share No equity dilution Safety TRIR below 1.8 20 Goals